Exhibit 99.1
The Aaron’s Company, Inc. Reports First Quarter 2024 Financial Results
Reaffirms Revenue and Adjusted EBITDA Outlook
Raises Non-GAAP EPS Outlook
Atlanta, GA, May 6, 2024 — The Aaron’s Company, Inc. (NYSE: AAN) today released its first quarter 2024 financial results. Highlights of those results and the 2024 outlook are included below, in the attached supplement, and at investor.aarons.com.
First Quarter 2024 Consolidated Results:
•Revenues were $511.5 million
•Adjusted EBITDA1 was $22.7 million
•Loss per share was $0.46; Non-GAAP loss per share1 was $0.15
•Reaffirms full year 2024 outlook for revenue and adjusted EBITDA and raises outlook for non-GAAP EPS on lower estimated tax rate
Key Business Highlights2:
•Aaron's Business recurring revenue written increased 2.3% driven by 6.8% growth in lease merchandise deliveries
•E-commerce recurring revenue written increased 94.1% benefiting from new omnichannel lease decisioning and customer acquisition program
•Lease portfolio size ended Q1 down 4.8% year-over-year, a sequential improvement of 220 basis points from the end of Q4 2023
•Same store3 lease portfolio size ended Q1 down 1.4% year-over-year, a sequential improvement of 300 basis points from the end of Q4 2023
•Positive momentum continued into April with lease merchandise deliveries up 18.6% driven by e-commerce growth of 116.3%
•Write-offs were 5.9%; expect full year write-offs in line with guidance of 6% to 7%
•BrandsMart comparable sales decreased 9.4%, a sequential improvement of 460 basis points
•Announced quarterly cash dividend of $0.125 per share to be paid on July 3, 2024
Full Year 2024 Consolidated Outlook:
•Revenues of $2.055 billion to $2.155 billion
•Adjusted EBITDA1 of $105.0 million to $125.0 million
•Non-GAAP Diluted EPS1 of $0.00 to $0.25

The Company will host an earnings conference call tomorrow, May 7, 2024, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/241854235. A transcript of the webcast will also be available at investor.aarons.com.
1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables in the attached supplement.
2.Comparisons are to the prior year period unless otherwise noted. Key operating metrics do not include BrandsMart Leasing.
3.With respect to any metric, "same store" includes all stores open for the 15-month period ended March 31, 2024, excluding stores that received lease agreements from other acquired, closed or merged stores.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,220 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Contact:
Investor Relations – Call: 678-402-3590, Email: InvestorRelations@aarons.com
Media Relations – Call: 678-402-3591, Email: MediaRelations@aarons.com

The Aaron’s Company, Inc. Reports First Quarter 2024 Financial Results
Reaffirms Revenue and Adjusted EBITDA Outlook
Raises Non-GAAP EPS Outlook

Atlanta, GA, May 6, 2024 — The Aaron's Company, Inc. (NYSE: AAN) today released its first quarter 2024 financial results.

First Quarter Consolidated Results
•Revenues were $511.5 million
•Adjusted EBITDA[1] was $22.7 million
•Loss per share was $0.46; Non-GAAP loss per share[1] was $0.15
•Reaffirms full year 2024 outlook for revenue and adjusted EBITDA and raises outlook for non-GAAP EPS on lower estimated tax rate

Key Business Highlights[2]
•Aaron's Business recurring revenue written increased 2.3% driven by 6.8% growth in lease merchandise deliveries
•E-commerce recurring revenue written increased 94.1% benefiting from new omnichannel lease decisioning and customer acquisition program
•Lease portfolio size ended Q1 down 4.8% year-over-year, a sequential improvement of 220 basis points from the end of Q4 2023
•Same store[3] lease portfolio size ended Q1 down 1.4% year-over-year, a sequential improvement of 300 basis points from the end of Q4 2023
•Positive momentum continued into April with lease merchandise deliveries up 18.6% driven by e-commerce growth of 116.3%
•Write-offs were 5.9%; expect full year write-offs in line with guidance of 6% to 7%
•BrandsMart comparable sales decreased 9.4%, a sequential improvement of 460 basis points
•Announced quarterly cash dividend of $0.125 per share to be paid on July 3, 2024

CEO Commentary – “We are seeing strong positive momentum in the business, and our first quarter results were in line with our guidance. Our new omnichannel lease decisioning and customer acquisition program at the Aaron’s Business is driving significant growth in lease merchandise deliveries, and we continue to expect mid-single digit lease portfolio growth by the end of 2024. At BrandsMart, we continue to achieve operational efficiencies, and despite the challenging retail demand environment, comparable sales improved sequentially.
We remain focused on our strategic priorities of improving operational performance, streamlining our cost structure, and innovating our business to better serve customers. Our management team and Board remain highly engaged and committed to taking all actions that will deliver additional value for our shareholders."
– Douglas Lindsay, The Aaron’s Company CEO

1.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
2.Comparisons are to the prior year period unless otherwise noted. Key operating metrics do not include BrandsMart Leasing.
3.With respect to any metric, "same store" includes all stores open for the 15-month period ended March 31, 2024, excluding stores that received lease agreements from other acquired, closed or merged stores.

Consolidated Results[1]

($ in Millions, except EPS)	Q1'24	Q1'23	Change
Revenues	$511.5	$554.4	(7.7)%
Net (Loss) Earnings	(14.2)	12.8	nmf
Adjusted EBITDA[2]	22.7	45.9	(50.4)%
Diluted (Loss) Earnings Per Share	$(0.46)	$0.41	nmf
Non-GAAP Diluted (Loss) Earnings Per Share[2]	$(0.15)	$0.66	(122.7)%

Adjusted Free Cash Flow[2]	Q1'24	Q1'23	Change
Cash (Used in) Provided by Operating Activities	$(18.5)	$61.0	(130.4)%
Adjustments[3]	6.3	1.8	nmf
Capital Expenditures	(20.9)	(20.2)	3.6%
Adjusted Free Cash Flow[2]	$(33.2)	$42.5	nmf

Returns to Shareholders	Q1'24	Q1'23	Change
Dividends Declared[4]	$3.8	$3.9	(0.9)%
Share Repurchases	$—	$—	nmf
Discussion of Consolidated Results - Q1'24 vs. Q1'23:
•The 7.7% decrease in consolidated revenues was primarily due to lower lease revenues and fees at the Aaron's Business and lower retail sales at BrandsMart.
•Net loss included restructuring charges of $7.9 million, intangible amortization expense of $2.5 million, stock compensation expense of $2.7 million, and BrandsMart acquisition-related costs of $0.9 million.
•The decrease in net earnings was primarily due to lower lease revenues and fees at the Aaron's Business, lower retail sales at BrandsMart, and higher other operating expenses and write-offs, partially offset by lower personnel costs.
•The 50.4% decrease in adjusted EBITDA was primarily due to the same factors that impacted net earnings.
•The decrease in adjusted free cash flow was primarily due to purchases of lease merchandise inventory to support the growth in new agreement deliveries at the Aaron’s Business and lower earnings at both business segments.
•As of March 31, 2024, the Company had cash and cash equivalents of $41.0 million and debt of $212.9 million. The Company also ended the quarter with $211.0 million of availability under its $275.0 million revolving credit facility.

1.Year-over-year comparisons may vary due to rounding.
2.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
3.Adjustments include cash (used in) provided by operating activities related to acquisition-related transaction costs paid and real estate transaction related proceeds received during the period.
4.Disclosure based upon dividends declared but not paid for the three months ended March 31, 2024 and 2023.

Segment Results

Aaron's Business[1]
The Aaron’s Business segment includes Aaron's branded Company-operated and franchise-operated stores, the Aarons.com e-commerce platform, Woodhaven, and BrandsMart Leasing. The financial and operating results for the Aaron's Business segment do not include unallocated corporate expenses.

($ in Millions)	Q1'24	Q1'23	Change
Revenues	$381.1	$412.1	(7.5)%
Lease Portfolio Size[2]	$116.1	$121.9	(4.8)%
Same Store[3] Lease Portfolio Size % Change Year-over-Year	(1.4)%	(6.0)%	460	bps
Lease Renewal Rate[2]	87.4%	88.5%	(110)	bps
Gross Profit Margin	64.2%	63.3%	90	bps
Earnings Before Income Taxes	$18.7	$35.9	(47.8)%
Adjusted EBITDA[4]	$37.7	$54.6	(30.8)%
Adjusted EBITDA Margin[4]	9.9%	13.2%	(330)	bps
Write-Offs %[5]	5.9%	5.4%	50	bps

Ending Store Count[6]	Q1'24	Q1'23	Change
Total Stores	1,217	1,261	(44)
Company-Operated	987	1,030	(43)
GenNext (included in Company-Operated)	265	222	43
Franchised	230	231	(1)
Discussion of Aaron's Business Results - Q1'24 vs. Q1'23:
•The 7.5% decrease in revenues was primarily due to a smaller lease portfolio size and a lower lease renewal rate.
•The lease portfolio size began the quarter down 7.0% compared to the beginning of Q1 2023 and ended the quarter down 4.8% compared to the end of Q1 2023; this improvement was due to 6.8% growth in lease merchandise deliveries.
•The same store lease portfolio size began the quarter down 4.4% compared to the beginning of Q1 2023 and ended the quarter down 1.4% compared to the end of Q1 2023, driven by 10.1% growth in same store lease merchandise deliveries.
•The 30.8% decrease in adjusted EBITDA was primarily due to lower revenues and increased investments in advertising, partially offset by actions taken to lower personnel costs.
•The provision for lease merchandise write-offs as a percentage of lease revenues and fees was 5.9%, a 50 basis point increase primarily due to an increasing mix of e-commerce agreements written into the portfolio; write-offs improved sequentially by 60 basis points compared to Q4 2023.
•E-commerce revenues increased 20.8% and represented 24.0% of lease revenues; e-commerce recurring revenue written into the portfolio increased 94.1%.
•Opened 11 GenNext stores, which included three stores in new markets, ending the quarter with 265 stores; GenNext stores accounted for 33.4% of lease revenues and fees and retail sales.
•Lease originations in GenNext stores, open less than one year, continued growing at a rate of more than 20 percentage points higher than our legacy store average.

1.Year-over-year comparisons may vary due to rounding.
2.Key operating metrics do not include BrandsMart Leasing.
3.With respect to any metric, "same store" includes all stores open for the 15-month period ended March 31, 2024, excluding stores that received lease agreements from other acquired, closed or merged stores.
4.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.
5.Provision for Lease Merchandise Write-offs as a percentage of lease revenues and fees, which includes the impact of intercompany eliminations.
6.The typical layout for a Company-operated Aaron's store is a combination of showroom, customer service and warehouse space. Certain Company-operated Aaron's stores consist solely of a showroom.

BrandsMart[1]
The BrandsMart segment includes BrandsMart U.S.A. retail stores and the brandsmartusa.com e-commerce platform, but does not include BrandsMart Leasing. The financial and operating results for the BrandsMart segment also do not include unallocated corporate expenses.

($ in Millions)	Q1'24	Q1'23	Change
Revenues	$132.5	$144.2	(8.1)%
Comparable Sales[2]	(9.4)%	n/a	n/a
Gross Profit Margin	22.2%	24.4%	(220)	bps
(Loss) Before Income Taxes	$(6.4)	$(0.9)	nmf
Adjusted EBITDA[3]	$(2.6)	$2.8	nmf
Adjusted EBITDA Margin[3]	(2.0)%	1.9%	(390)	bps
Discussion of BrandsMart Results - Q1'24 vs. Q1'23:
•The 8.1% decrease in revenues was primarily due to a 9.4% decrease in comparable sales, driven primarily by ongoing weaker customer traffic and customer trade down to lower priced products across major categories.
•Revenues in Q1 2024 included sales from the new store that recently opened in Augusta, GA.
•E-commerce product sales were 8.7% of product sales, down from 9.2% in the prior year quarter, primarily due to increased trade down to lower priced products and change in category mix.
•The 220 basis point decrease in gross profit margin was primarily due to inventory-related reserve adjustments in Q1 2023.
•The decrease in adjusted EBITDA and adjusted EBITDA margin were due to lower gross profit, higher advertising costs, and operating costs associated with the new store in Augusta, GA, partially offset by actions taken to lower personnel costs.
1.Year-over-year comparisons may vary due to rounding.
2.Comparable sales was calculated by comparing BrandsMart retail and other sales for the comparable period in 2023 for all BrandsMart stores open for the entire 15-month period ended March 31, 2024. Comparable sales includes retail sales generated at BrandsMart stores (including retail sales to BrandsMart Leasing), e-commerce sales initiated on the website or app, warranty revenue, gift card breakage, and sales of merchandise to wholesalers and dealers, as applicable. Comparable sales excludes service center related revenues.
3.Item is a Non-GAAP financial measure. Refer to the "Use of Non-GAAP Financial Information" and supporting reconciliation tables below.

Full Year 2024 Outlook[1]
The Company is raising outlook for non-GAAP diluted EPS, updating its estimated effective tax rate, and reaffirming outlook for revenues, adjusted EBITDA, capital expenditures, and adjusted free cash flow. The revised estimated effective tax rate is approximately 38%, 12% points lower than the prior guidance. Additionally, the expected full year provision for lease merchandise write-offs is unchanged from the previously provided guidance of 6% to 7% of lease revenues and fees.

	Current Outlook[2]		Previous Outlook[3]
Consolidated	Low	High	Low	High
Revenues	$2,055.0 million	$2,155.0 million	$2,055.0 million	$2,155.0 million
Net (Loss) Earnings	$(19.0) million	$(7.0) million	$(12.0) million	$0.0 million
Adjusted EBITDA	$105.0 million	$125.0 million	$105.0 million	$125.0 million
Diluted EPS	$(0.40)	$(0.25)	$(0.30)	$(0.05)
Non-GAAP Diluted EPS	$0.00	$0.25	$(0.10)	$0.25
Cash Provided by Operating Activities	$99.0 million	$114.0 million	$100.0 million	$115.0 million
Capital Expenditures	$85.0 million	$95.0 million	$85.0 million	$95.0 million
Adjusted Free Cash Flow	$15.0 million	$30.0 million	$15.0 million	$30.0 million

Aaron’s Business
Revenues	$1,460.0 million	$1,520.0 million	$1,460.0 million	$1,520.0 million
Earnings Before Income Taxes	$64.5 million	$77.5 million	$64.5 million	$77.5 million
Adjusted EBITDA	$137.5 million	$152.5 million	$137.5 million	$152.5 million

BrandsMart
Revenues	$610.0 million	$650.0 million	$610.0 million	$650.0 million
Loss Before Income Taxes	$(9.5) million	$(5.5) million	$(9.5) million	$(5.5) million
Adjusted EBITDA	$7.0 million	$12.0 million	$7.0 million	$12.0 million
1.See the “Use of Non-GAAP Financial Information” section included in this release. Consolidated totals include unallocated corporate costs and intersegment elimination amounts.
2.The current outlook assumes no significant deterioration in the current retail environment, state of the U.S. economy, or global supply chain, as compared to its current condition.
3.As announced in the Form 8-K filed on February 26, 2024.

Conference Call and Webcast
The Company will host an earnings conference call tomorrow, May 7, 2024, at 8:30 a.m. ET. Chief Executive Officer Douglas A. Lindsay will host the call along with President Steve Olsen and Chief Financial Officer C. Kelly Wall. A live audio webcast of the conference call and presentation slides may be accessed at investor.aarons.com and the hosting website at https://events.q4inc.com/attendee/241854235. A transcript of the webcast will also be available at investor.aarons.com.

About The Aaron's Company, Inc.
Headquartered in Atlanta, The Aaron’s Company, Inc. (NYSE: AAN) is a leading, technology-enabled, omnichannel provider of lease-to-own and retail purchase solutions of appliances, electronics, furniture, and other home goods across its brands: Aaron’s, BrandsMart U.S.A., BrandsMart Leasing, and Woodhaven. Aaron’s offers a direct-to-consumer lease-to-own solution through its approximately 1,220 Company-operated and franchised stores in 47 states and Canada, as well as its e-commerce platform. BrandsMart U.S.A. is one of the leading appliance retailers in the country with 11 retail stores in Florida and Georgia, as well as its e-commerce platform. BrandsMart Leasing offers lease-to-own solutions to customers of BrandsMart U.S.A. Woodhaven is the Company's furniture manufacturing division. For more information, visit investor.aarons.com, aarons.com, and brandsmartusa.com.

Forward-Looking Statements
Statements in this news release regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "believe," "expect," "expectation," "anticipate," "may," "could," "should," "intend," "seek," "estimate," "plan," "target," "project," "likely," "will," "forecast," "future," "outlook," or other similar words, phrases, or expressions. These risks and uncertainties include factors such as (i) changes in the enforcement of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business, and failures to comply with existing or new laws or regulations, including those related to consumer protection, as well as an increased focus on our industry by federal and state regulatory authorities; (ii) our ability to execute on our multi-year strategic plan and achieve the benefits and outcomes we expect, including improving our business, centralizing key processes such as customer lease decisioning and payments, real estate optimization, enhancing our e-commerce platform and digital acquisition channels, enhancing and growing BrandsMart, and optimizing our cost structure; (iii) our ability to attract and retain key personnel; (iv) our ability to manage cybersecurity risks, disruptions or failures in our information technology systems and to protect the security of personal information of our customers and employees; (v) weakening general market and economic conditions, especially as they may affect retail sales, increased interest rates, unemployment and consumer confidence; (vi) the concentration of our stores in certain regions or limited markets; (vii) the current inflationary environment could result in increased labor, raw materials or logistics costs that we are unable to offset or accelerating prices that result in lower lease volumes; (viii) business disruptions due to political and economic instability resulting from global conflicts such as the Russia-Ukraine conflict and related economic sanctions and the conflict in Israel, Palestine and surrounding areas, as well as domestic civil unrest; (ix) any future potential pandemics, as well as related measures taken by governmental or regulatory authorities to combat the pandemic; (x) challenges faced by our business, including commoditization of consumer electronics, our high fixed-cost operating model and the ongoing labor shortage; (xi) increased competition from direct-to-consumer and virtual lease-to-own competitors, as well as from traditional and online retailers and other competitors; (xii) increases in lease merchandise write-offs; (xiii) any failure to realize the benefits expected from the acquisition of BrandsMart, including projected synergies; (xiv) the acquisition of BrandsMart may create risks and uncertainties which could materially and adversely affect our business and results of operations; (xv) our ability to successfully acquire and integrate businesses and to realize the projected results and expected benefits of acquisitions or strategic transactions; (xvi) our ability to maintain or improve market share in the categories in which we operate despite heightened competitive pressure; (xvii) our ability to improve operations and realize cost savings; and (xviii) the other risks and uncertainties discussed under "Risk Factors" in the Company’s most recent Annual Report on Form 10-K and from time to time in other documents that we file with the SEC. Statements in this news release that are "forward-looking" include without limitation statements about: (i) the execution of our key strategic priorities; (ii) the growth and other benefits we expect from executing those priorities; (iii) our financial performance outlook; and (iv) the Company’s goals, plans, expectations, and projections. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this news release.

Contacts

Investor Relations:	InvestorRelations@aarons.com	Media Relations:	MediaRelations@aarons.com
Phone:	678-402-3590	Phone:	678-402-3591

CONSOLIDATED STATEMENTS OF (LOSS) EARNINGS

	(Unaudited) Three Months Ended
(In Thousands, except per share amounts)	March 31,
	2024	2023
REVENUES:
Lease Revenues and Fees	$346,009	$373,795
Retail Sales	136,929	150,546
Non-Retail Sales	22,642	23,935
Franchise Royalties and Other Revenues	5,917	6,085
	511,497	554,361
COSTS OF REVENUES:
Depreciation of Lease Merchandise and Other Lease Revenue Costs	112,540	125,141
Retail Cost of Sales	105,962	113,529
Non-Retail Cost of Sales	19,112	19,997
	237,614	258,667
GROSS PROFIT	273,883	295,694
OPERATING EXPENSES:
Personnel Costs	125,068	131,445
Other Operating Expenses, Net	131,935	124,145
Provision for Lease Merchandise Write-Offs	20,507	20,160
Restructuring Expenses, Net	7,898	5,289
Separation Costs	17	129
Acquisition-Related Costs	880	1,848
	286,305	283,016
OPERATING (LOSS) PROFIT	(12,422)	12,678
Interest Expense	(4,534)	(4,358)
Other Non-Operating Income, Net	637	572
(LOSS) EARNINGS BEFORE INCOME TAXES	(16,319)	8,892
INCOME TAX BENEFIT	(2,138)	(3,906)
NET (LOSS) EARNINGS	$(14,181)	$12,798

(LOSS) EARNINGS PER SHARE	$(0.46)	$0.42
(LOSS) EARNINGS PER SHARE ASSUMING DILUTION	$(0.46)	$0.41
WEIGHTED AVERAGE SHARES OUTSTANDING	30,552	30,793
WEIGHTED AVERAGE SHARES OUTSTANDING ASSUMING DILUTION	30,552	31,239

CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In Thousands)	March 31, 2024	December 31, 2023
ASSETS:
Cash and Cash Equivalents	$41,036	$59,035
Accounts Receivable (net of allowances of $7,632 at March 31, 2024 and $9,029 at December 31, 2023)	35,162	39,782
Lease Merchandise (net of accumulated depreciation and allowances of $406,430 at March 31, 2024 and $411,641 at December 31, 2023)	629,581	622,262
Merchandise Inventories, Net	83,012	90,172
Property, Plant and Equipment, Net	265,479	269,833
Operating Lease Right-of-Use Assets	453,276	465,824
Goodwill	55,750	55,750
Other Intangibles, Net	105,662	108,158
Income Tax Receivable	7,853	10,363
Prepaid Expenses and Other Assets	108,804	105,397
Total Assets	$1,785,615	$1,826,576
LIABILITIES & SHAREHOLDERS’ EQUITY:
Accounts Payable and Accrued Expenses	$267,267	$292,175
Deferred Tax Liabilities	79,859	83,217
Customer Deposits and Advance Payments	63,716	68,391
Operating Lease Liabilities	491,324	502,692
Debt	212,913	193,963
Total Liabilities	1,115,079	1,140,438

SHAREHOLDERS' EQUITY:
Common Stock, Par Value $0.50 Per Share: Authorized: 112,500,000 Shares at March 31, 2024 and December 31, 2023; Shares Issued: 37,094,782 at March 31, 2024 and 36,656,650 at December 31, 2023	18,547	18,328
Additional Paid-in Capital	753,253	750,751
Retained Earnings	48,092	66,202
Accumulated Other Comprehensive Loss	(318)	(1,355)
	819,574	833,926
Treasury Shares at Cost: 6,469,234 Shares at March 31, 2024 and 6,295,216 Shares at December 31, 2023	(149,038)	(147,788)
Total Shareholders’ Equity	670,536	686,138
Total Liabilities & Shareholders’ Equity	$1,785,615	$1,826,576

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(In Thousands) Unaudited	2024	2023
OPERATING ACTIVITIES:
Net (Loss) Earnings	$(14,181)	$12,798
Adjustments to Reconcile Net (Loss) Earnings to Cash (Used in) Provided by Operating Activities:
Depreciation of Lease Merchandise	110,726	123,291
Other Depreciation and Amortization	23,036	22,570
Provision for Lease Merchandise Write-Offs	20,507	20,160
Accounts Receivable Provision	8,842	6,908
Stock-Based Compensation	2,721	2,922
Deferred Income Taxes	(4,547)	(5,985)
Impairment of Assets	3,310	914
Non-Cash Lease Expense	30,348	30,042
Other Changes, Net	(3,358)	(900)
Changes in Operating Assets and Liabilities:
Lease Merchandise	(141,078)	(116,820)
Merchandise Inventories	7,160	9,801
Accounts Receivable	(4,223)	1,016
Prepaid Expenses and Other Assets	(241)	1,346
Income Tax Receivable	2,510	1,907
Operating Lease Right-of-Use Assets and Liabilities	(30,886)	(30,350)
Accounts Payable and Accrued Expenses	(24,511)	(18,470)
Customer Deposits and Advance Payments	(4,675)	(190)
Cash (Used in) Provided by Operating Activities	(18,540)	60,960
INVESTING ACTIVITIES:
Purchases of Property, Plant, and Equipment	(20,941)	(20,209)
Proceeds from Dispositions of Property, Plant, and Equipment	6,640	2,149
Proceeds from Other Investing-Related Activities	1,644	—
Cash Used in Investing Activities	(12,657)	(18,060)
FINANCING ACTIVITIES:
Repayments on Swing Line Loans, Net	—	(19,250)
Proceeds from Revolver and Term Loan	21,094	31,094
Repayments on Revolver and Term Loan	(2,188)	(32,187)
Dividends Paid	(3,791)	(3,442)
Shares Withheld for Tax Payments	(1,250)	(2,539)
Debt Modification Costs	(641)	—
Cash Provided by (Used in) Financing Activities	13,224	(26,324)
EFFECT OF EXCHANGE RATE CHANGES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(26)	(25)
(Decrease) Increase in Cash, Cash Equivalents, and Restricted Cash	(17,999)	16,551
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	60,660	29,341
Cash and Cash Equivalents at End of Period:
Cash and Cash Equivalents	41,036	44,267
Restricted Cash included in Prepaid Expenses and Other Assets	1,625	1,625
Total Cash, Cash Equivalents, and Restricted Cash at End of Period	$42,661	$45,892

QUARTERLY REVENUES BY SEGMENT

	(Unaudited)
	Three Months Ended
(In Thousands)	March 31, 2024
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$346,009	$—	$—	$346,009
Retail Sales	6,487	132,523	(2,081)	136,929
Non-Retail Sales	22,642	—	—	22,642
Franchise Royalties and Fees	5,729	—	—	5,729
Other	188	—	—	188
Total Revenues	$381,055	$132,523	$(2,081)	$511,497

	(Unaudited)
	Three Months Ended
(In Thousands)	March 31, 2023
	Aaron’s Business	BrandsMart	Elimination of Intersegment Revenues[1]	Total
Lease Revenues and Fees	$373,795	$—	$—	$373,795
Retail Sales	8,318	144,158	(1,930)	150,546
Non-Retail Sales	23,935	—	—	23,935
Franchise Royalties and Fees	5,898	—	—	5,898
Other	187	—	—	187
Total Revenues	$412,133	$144,158	$(1,930)	$554,361

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing, are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

USE OF NON-GAAP FINANCIAL INFORMATION
Non-GAAP net earnings, non-GAAP diluted earnings per share, adjusted free cash flow, net debt, EBITDA and adjusted EBITDA are supplemental measures of our performance that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”). Non-GAAP net earnings and non-GAAP diluted earnings per share for 2024 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, and debt modification costs associated with the debt amendment entered into on February 23, 2024. Non-GAAP net earnings and non-GAAP diluted earnings per share for 2023 exclude certain charges including amortization expense resulting from acquisitions, restructuring charges and separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs, which are tax-effected using estimated tax rates which are commensurate with non-GAAP pre-tax earnings, can be found in the Reconciliation of Net Earnings and Earnings Per Share Assuming Dilution to non-GAAP Net Earnings and non-GAAP Earnings Per Share Assuming Dilution table in this news release.
The EBITDA and adjusted EBITDA figures presented in this news release are calculated as the Company’s earnings before interest expense, depreciation on property, plant and equipment, amortization of intangible assets and income taxes. Adjusted EBITDA also excludes the other adjustments described in the calculation of non-GAAP net earnings above. Adjusted EBITDA margin is defined as adjusted EBITDA as a percentage of revenue. The amounts for these pre-tax non-GAAP adjustments can be found in the Quarterly EBITDA table in this news release.
Management believes that non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA and adjusted EBITDA provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management in assessing both consolidated and business unit performance.
Non-GAAP net earnings and non-GAAP diluted earnings per share provide management and investors with an understanding of the results from the primary operations of our business by excluding the effects of certain items that generally arise from larger, one-time transactions that are not reflective of the ordinary earnings activity of our operations. This measure may be useful to an investor in evaluating the underlying operating performance of our business.
EBITDA and adjusted EBITDA also provide management and investors with an understanding of one aspect of earnings before the impact of investing and financing charges and income taxes. These measures may be useful to an investor in evaluating our operating performance and liquidity because the measures:
•Are widely used by investors to measure a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending upon accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors.
•Are a financial measurement that is used by rating agencies, lenders and other parties to evaluate our creditworthiness.
•Are used by our management for various purposes, including as a measure of performance of our operating entities and as a basis for strategic planning and forecasting.

The adjusted free cash flow figures presented in this news release are calculated as the Company’s cash flows provided by operating activities, adjusted for acquisition-related transaction costs and proceeds from real estate transactions, less capital expenditures. Net debt represents total debt less cash and cash equivalents. Management believes that adjusted free cash flow and net debt are important measures of liquidity, provide relevant and useful information, and are widely used by analysts, investors and competitors in our industry as well as by our management team in assessing liquidity.
Non-GAAP financial measures, however, should not be used as a substitute for, or considered superior to, measures of financial performance prepared in accordance with GAAP, such as the Company’s GAAP basis net earnings and diluted earnings per share, the Company’s GAAP revenues and earnings before income taxes and GAAP cash provided by operating activities, which are also presented in the news release. Further, we caution investors that amounts presented in accordance with our definitions of non-GAAP net earnings, non-GAAP diluted earnings per share, EBITDA, adjusted EBITDA and adjusted free cash flow may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate these measures in the same manner.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NON-GAAP NET (LOSS) EARNINGS AND NON-GAAP (LOSS) EARNINGS PER SHARE ASSUMING DILUTION

	(Unaudited) Three Months Ended
(In Thousands, except per share amounts)	March 31,
	2024	2023
Net (Loss) Earnings	$(14,181)	$12,798
Income Taxes	(2,138)	(3,906)
(Loss) Earnings Before Income Taxes	$(16,319)	$8,892
Acquisition-Related Intangible Amortization Expense	2,496	2,646
Restructuring Expenses, Net	7,898	5,289
Separation Costs	17	129
Acquisition-Related Costs	880	1,848
Debt Modification Costs	563	—
Non-GAAP (Loss) Earnings Before Income Taxes	(4,465)	18,804

Income taxes, calculated using a non-GAAP Effective Tax Rate	46	(1,670)
Non-GAAP Net (Loss) Earnings	$(4,511)	$20,474

(Loss) Earnings Per Share Assuming Dilution	$(0.46)	$0.41
Acquisition-Related Intangible Amortization Expense	0.08	0.08
Restructuring Expenses, Net	0.26	0.17
Acquisition-Related Costs	0.03	0.06
Debt Modification Costs	0.02	—
Tax Effect of Non-GAAP adjustments	(0.07)	(0.07)
Non-GAAP (Loss) Earnings Per Share Assuming Dilution[1]	$(0.15)	$0.66

Weighted Average Shares Outstanding Assuming Dilution[2]	30,552	31,239

1.In some cases, the sum of individual EPS amounts may not equal total non-GAAP EPS calculations due to rounding.
2.For the three months ended March 31, 2024 and 2023, the GAAP Weighted Average Shares Outstanding Assuming Dilution were 30,552 and 31,239. There was no dilutive effect applied to the 30,552 Q1 2024 amount due to the net GAAP loss incurred in the period. The Non-GAAP Weighted Average Shares Outstanding Assuming Dilution were 30,552 and 31,239 during those same periods.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION QUARTERLY ADJUSTED EBITDA BY SEGMENT

	(Unaudited)
(In Thousands)	Three Months Ended March 31, 2024
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Loss					$(14,181)
Income Taxes					(2,138)
Earnings (Loss) Before Income Taxes	$18,734	$(6,421)	$(28,520)	$(112)	$(16,319)
Interest Expense	—	—	4,534	—	4,534
Depreciation	18,730	1,607	203	—	20,540
Amortization	270	2,226	—	—	2,496
EBITDA	$37,734	$(2,588)	$(23,783)	$(112)	$11,251
Separation Costs	—	—	17	—	17
Restructuring Expenses, Net	—	—	7,898	—	7,898
Acquisition-Related Costs	—	—	880	—	880
Stock-Based Compensation	—	—	2,703	—	2,703
Adjusted EBITDA	$37,734	$(2,588)	$(12,285)	$(112)	$22,749

	(Unaudited)
	Three Months Ended March 31, 2023
	Aaron’s Business	BrandsMart	Unallocated Corporate	Elimination[1]	Total
Net Earnings					$12,798
Income Taxes					(3,906)
Earnings (Loss) Before Income Taxes	$35,859	$(888)	$(25,971)	$(108)	$8,892
Interest Expense	—	—	4,358	—	4,358
Depreciation	18,283	1,419	222	—	19,924
Amortization	420	2,226	—	—	2,646
EBITDA	$54,562	$2,757	$(21,391)	$(108)	$35,820
Separation Costs	—	—	129	—	129
Restructuring Expenses, Net	—	—	5,289	—	5,289
Acquisition-Related Costs	—	—	1,848	—	1,848
Stock-Based Compensation	—	—	2,792	—	2,792
Adjusted EBITDA	$54,562	$2,757	$(11,333)	$(108)	$45,878

1.Intersegment sales between BrandsMart and the Aaron's Business pertaining to BrandsMart Leasing are recognized at retail prices. Since the intersegment profit affects sales, cost of goods sold, depreciation and inventory valuation, they are adjusted when intersegment profit is eliminated in consolidation.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION ADJUSTED FREE CASH FLOW

	(Unaudited)
	Three Months Ended
	March 31,
(In Thousands)	2024	2023
Cash (Used in) Provided by Operating Activities	$(18,540)	$60,960
Proceeds from Real Estate Transactions	5,464	1,078
Acquisition-Related Transaction Costs	806	717
Capital Expenditures	(20,941)	(20,209)
Adjusted Free Cash Flow	$(33,211)	$42,546

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION NET DEBT

(In Thousands)	March 31, 2024	December 31, 2023
Debt	$212,913	$193,963
Cash and Cash Equivalents	(41,036)	(59,035)
Net Debt	$171,877	$134,928

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR ADJUSTED EBITDA

Fiscal Year 2024 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net (Loss) Earnings			$(19,000) - $(7,000)
Income Taxes			(1,000) - 3,000
Projected Earnings (Loss) Before Income Taxes	64,500 - 77,500	(9,500) - (5,500)	(20,000) - (4,000)
Interest Expense	—	—	16,000 - 17,000
Depreciation and Amortization	73,000 - 75,000	16,500 - 17,500	89,500 - 92,500
Projected EBITDA	137,500 - 152,500	7,000 - 12,000	85,500 - 105,500
Stock-Based Compensation	—	—	10,500
Other Adjustments[1]	—	—	9,000
Projected Adjusted EBITDA	$137,500 - $152,500	$7,000 - $12,000	$105,000 - $125,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2024 Range
	Low	High
Projected (Loss) Earnings Per Share Assuming Dilution	$(0.40)	$(0.25)
Sum of Other Adjustments[2]	0.40	0.50
Projected Non-GAAP Earnings Per Share Assuming Dilution	$0.00	$0.25

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 CURRENT OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2024 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$99,000 - $114,000
Proceeds from Real Estate Transactions	0 - 10,000
Acquisition-Related Transaction Costs	1,000
Capital Expenditures	(85,000) - (95,000)
Adjusted Free Cash Flow	$15,000 - $30,000

1.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company and acquisition-related costs.
2.Includes non-GAAP charges related to restructuring charges, separation costs associated with the separation and distribution transaction that resulted in our spin-off into a separate publicly-traded company, acquisition-related costs, debt modification costs associated with the debt amendment entered into on February 23, 2024, and intangible amortization expense resulting from acquisitions.

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 PREVIOUS OUTLOOK FOR ADJUSTED EBITDA

Fiscal Year 2024 Ranges
(In Thousands)	Aaron’s Business	BrandsMart	Consolidated Total
Projected Net (Loss) Earnings			$(12,000) - $0
Income Taxes			0 - 4,000
Projected Earnings (Loss) Before Income Taxes	64,500 - 77,500	(9,500) - (5,500)	(12,000) - 4,000
Interest Expense	—	—	15,000 - 16,000
Depreciation and Amortization	73,000 - 75,000	16,500 - 17,500	89,500 - 92,500
Projected EBITDA	137,500 - 152,500	7,000 - 12,000	92,500 - 112,500
Stock-Based Compensation	—	—	12,500
Projected Adjusted EBITDA	$137,500 - $152,500	$7,000 - $12,000	$105,000 - $125,000

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 PREVIOUS OUTLOOK FOR EARNINGS PER SHARE ASSUMING DILUTION

	Fiscal Year 2024 Range
	Low	High
Projected (Loss) Earnings Per Share Assuming Dilution	$(0.30)	$(0.05)
Sum of Other Adjustments[1]	0.20	0.30
Projected Non-GAAP (Loss) Earnings Per Share Assuming Dilution	$(0.10)	$0.25

NON-GAAP FINANCIAL INFORMATION AND RECONCILIATION 2024 PREVIOUS OUTLOOK FOR ADJUSTED FREE CASH FLOW

Fiscal Year 2024 Ranges
(In Thousands)	Consolidated Total
Cash Provided by Operating Activities	$100,000 - $115,000
Proceeds from Real Estate Transactions	0 - 10,000
Capital Expenditures	(85,000) - (95,000)
Adjusted Free Cash Flow	$15,000 - $30,000

1.Includes intangible amortization expense resulting from acquisitions.